Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Sunshine Biopharma, Inc. and its subsidiaries as of and for the years ended December 31, 2022 and 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on January 8, 2024.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

January 8, 2024